                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

            NUCO2 INC. UNDERTAKING REVIEW THAT IS EXPECTED TO RESULT
                IN FISCAL FOURTH QUARTER 2001 NON-RECURRING ITEMS
                                     ------
   EXPECTS FOURTH QUARTER OPERATING RESULTS TO SHOW CONTINUED SEQUENTIAL GAINS

STUART, FLORIDA, August 7, 2001 - NuCo2 Inc. (NASDAQ: NUCO) said today that in line with recent changes undertaken by current management designed to strengthen the Company's future performance, it has initiated a discretionary review that is expected to result in the realization of non-recurring costs and charges in the approximate range of $5 million to $9 million for the fiscal fourth quarter ended June 30, 2001.

            The Company stressed that, excluding any such non-recurring items, operating results for the fourth quarter ended June 30, 2001 are expected to show continued improved sequential quarterly growth, including a gain in EBITDA
(earnings before interest, taxes, depreciation and amortization) of approximately 4%-5%.

            "In recent months, we have taken a number of positive steps aimed at strengthening NuCo2's management structure and future performance which are already resulting in heightened efficiency, enhanced service and improved marketing, " said Michael E. DeDomenico, President and CEO. "We are highly confident that as we move forward these actions will result in sustained growth of the business, and yield significant improvements in EBITDA and revenue."

             NuCo2 said that upon the release of fourth quarter and year-end results, scheduled for next month, it will provide details of any realized one-time items as well as an outlook for fiscal 2002. The items under review include accounts receivable, property and equipment, and personnel costs related to recruitment and severance.

            "The market opportunities available to NuCo2 remain as promising as ever," said Mr. DeDomenico. "NuCo2 expanded rapidly during its formative years and the steps under consideration will improve our capabilities to better and more quickly achieve those opportunities."

                                ABOUT NUCO2 INC.

            NuCo2 Inc. is the nation's leading supplier of bulk CO2 systems and bulk CO2 for carbonating and dispensing fountain beverages. We are the only company to operate a national network of 93 service locations in 45 states with over 99% of fountain beverage users in the continental United States located within our current service area. A pioneer in the use of bulk CO2 technology, we are the driving force in the transformation from high pressure CO2, the customary method of carbonating and dispensing fountain beverages, to bulk CO2.
Bulk CO2 involves use of a cryogenic vessel delivered to a customer's site,

which preserves CO2 in its liquid form and then converts the liquid product to gaseous CO2, the necessary ingredient for beverage carbonation. It is a relatively new technology with clear advantages over high pressure CO2, such as consistent and improved beverage quality, increased product yields, reduced employee handling and storage requirements, greater productivity, elimination of downtime and product waste as well as enhanced safety. Among NuCo2's customers are many of the major national and regional restaurant and convenience store chains, movie theater operations, theme parks, resorts and sports venues.

                                      - - -

            Statements contained in this press release concerning the Company's outlook, competitive position and other statements of management's beliefs, goals and expectations are "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include, but are not limited to, the ability of the Company to add new accounts and competition. The Company disclaims any obligation to update any forward-looking statement as a result of developments occurring after the date of this press release.

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